UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Piedmont Avenue, N.E., Atlanta, GA	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 659-2424

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

It has been reported that Tommy Bahama, one of the operating groups of Oxford Industries, Inc. (the “Company”), has projected that international sales will make up 10% of its revenues in three to four years and that it intends to open four to five new stores per year in Asia.  As previously disclosed, the Company intends to grow Tommy Bahama’s business internationally through the opening of new stores.  However, the Company is not currently able to project the percentage of net sales that such international business may constitute in future years or the number of stores that it will be able to open over the next several years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

June 8, 2012	/s/ Thomas E. Campbell
	Name:	Thomas E. Campbell
	Title:	Senior Vice President-Law and Administration, General Counsel and Secretary